Exhibit (5)(c)

[Fried, Frank, Harris, Shriver & Jacobson LLP Letterhead]
October 24, 2014

The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202

Procter & Gamble International Funding SCA
26, boulevard Royal
L-2449 Luxembourg

Ladies & Gentlemen:

We are acting as special counsel to The Procter & Gamble Company, an Ohio corporation (the "Company") and Procter & Gamble International Funding SCA, a Luxembourg société en commandite par actions ("PGIF"), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as may be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") by (i) the Company of an unlimited amount of one or more series of debt securities of the Company (the "Procter & Gamble Debt Securities") and (ii) PGIF of an unlimited amount of one or more series of debt securities of PGIF (the "PGIF Debt Securities"), to be fully and unconditionally guaranteed by the Company (such guarantee, the "Guarantee"). In connection with any such contemplated issuance from time to time, we may pass upon the validity of the Procter & Gamble Debt Securities and the PGIF Debt Securities for any underwriters or agents.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Procter & Gamble Debt Securities may be issued pursuant to an indenture, dated September 4, 2009, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the "Procter & Gamble Indenture") attached as Exhibit (4)(a) to the Registration Statement. The PGIF Debt Securities may be issued pursuant to an indenture, dated September 4, 2009, among PGIF, the Company and Deutsche Bank Trust Company Americas, as trustee (the "PGIF Indenture") attached as Exhibit (4)(c) to the Registration Statement. Deutsche Bank Trust Company Americas serves as trustee for both the Procter & Gamble Indenture and the PGIF indenture and is referred to herein as the "Trustee."

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic or reproduction copies, of such agreements, instruments, documents and records of the Company and PGIF, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, PGIF and others as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the following:

(a)	the Procter & Gamble Indenture;

(b)	the PGIF Indenture;

(c)	a specimen form of the Procter & Gamble Debt Securities;

(d)	a specimen form of the PGIF Debt Securities; and

(e)	a specimen form of the Guarantee.

The documents referred to in items (a) through (e) above, inclusive, are referred to herein collectively as the "Documents."

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in certificates and oral or written statements and other information of or from officers or other appropriate representatives of the Company, PGIF and others.

We have assumed, for purposes of the opinions expressed herein, that (i) all of the parties to the Documents are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) all of the parties to the Documents have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) each of the Documents has been duly authorized, executed and delivered by all of the parties thereto; (iv) each of the Documents constitutes a valid and binding obligation of all the parties thereto (other than as expressly addressed in the opinions below as to the Company and PGIF), enforceable against such parties in accordance with its terms; (v) all of the parties to the Documents will comply with all of their obligations under the Documents and all laws applicable thereto; and (vi) the Procter & Gamble Debt Securities, the PGIF Debt Securities and the Guarantee will conform to the specimens thereof examined by us.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Securities and Exchange Commission describing the Procter & Gamble Debt Securities offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Procter & Gamble Debt Securities have been established in conformity with the Procter & Gamble Indenture and duly approved by the Company in conformity with the Company's Amended Articles of Incorporation, Regulations and the By Laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Procter & Gamble Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Procter & Gamble Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (vi) the Procter & Gamble Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Procter & Gamble Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Procter & Gamble Debt Securities will constitute valid and binding obligations of the Company.

2.
When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Securities and Exchange Commission describing the PGIF Debt Securities offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the PGIF Debt Securities have been established in conformity with the PGIF Indenture and duly approved by PGIF in conformity with PGIF's Amended Articles of Incorporation and all other necessary corporate action on the part of PGIF has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on PGIF and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PGIF, (iv) the PGIF Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the PGIF Debt Securities has been duly authorized and validly executed and delivered by PGIF, the Company and the other parties thereto, and (vi) the PGIF Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of PGIF against payment therefor in accordance with the terms of the PGIF Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such PGIF Debt Securities will constitute valid and binding obligations of PGIF.

3.
When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Securities and Exchange Commission describing the Guarantee offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the PGIF Debt Securities and related Guarantee have been established in conformity with the PGIF Indenture and duly approved by the Company in conformity with the Company's Amended Articles of Incorporation, Regulations and By Laws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the PGIF Debt Securities and related Guarantee has been duly authorized and validly executed and delivered by PGIF, the Company and the other parties thereto, and (v) the Guarantee has been duly executed and delivered on behalf of the Company in accordance with the terms of the PGIF Indenture, in accordance with the terms of the agreement under which the PGIF Debt Securities and related Guarantee are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Guarantee will constitute a valid and binding obligation of the Company.

The opinions set forth above are subject to the following qualifications:

(i)            applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors' rights and remedies generally;

(ii)            general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(iii)            the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors' rights and remedies generally.

We express no opinion as to:

(i)            the validity or binding effect of any provision of the Documents relating to indemnification, contribution or exculpation to the extent limited by applicable provisions of public policy;

(ii)            the validity or binding effect of any provision of the Documents related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity or binding effect of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity or binding effect of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(iii)            the validity or binding effect of any provision of the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv)            the validity or binding effect of (a) any provision of the Documents containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions); or (b) any Waiver in the Guarantee insofar as it relates to causes or circumstances that would operate as a discharge or release of, or defense available to, the Company as a matter of law (including judicial decisions), except to the extent such Waiver is effective under and is not prohibited by or void or invalid under applicable law (including judicial decisions);

(v)            any provision of the Documents purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi)            any provision of the Documents which may be construed to be in the nature of a penalty.

We express no opinion as to the validity or binding effect of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the P&G Indenture or the PGIF Indenture relating to waiver of stay, extension or usury laws.
In addition, our opinion in paragraph 3 above is subject to the following qualifications:
(a)            provisions in the Guarantee or the PGIF Indenture that provide that the Company's liability thereunder shall not be affected by (i) actions or failures to act on the part of the Holders or the Trustee, (ii) amendments or waivers of provisions of documents governing the guaranteed obligations or (iii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Company, might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations;
(b)            we express no opinion as to whether the Guarantee or Article Eleven of the PGIF Indenture would be deemed by a court of competent jurisdiction to be within the authorized corporate power of the Company; and
(c)            we have assumed consideration that is fair and sufficient to support the agreements of the Company under the Guarantee and Article Eleven of the PGIF Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by the Company.
The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules or regulations thereunder.
The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Opinions" in the Prospectus and "Validity of the Notes" in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
                                     Very truly yours,

                                                        /s/ Fried, Frank, Harris, Shriver & Jacobson LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP